Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts”, of our report dated March 09, 2026, with respect to our audits of consolidated financial statements of Genius Group Limited and its subsidiaries as of December 31, 2025, 2024 and 2023 and for each of the years in the three years ended, December 31, 2025, which report appears in the Prospectus, which is part of this Registration Statement.

June 01, 2026

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